UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Renewable Energy Group, Inc. (the “Company”) was held on May 16, 2013, at 10:00 a.m. central time, at the Company’s executive offices. A total of 31,097,820 shares of the Company’s capital stock were present in person or by proxy at the Annual Meeting, representing 84.73% of the total number of shares outstanding and entitled to vote at the meeting and a quorum for all matters before the stockholders.

The number of votes cast for, against or withheld, as well as abstentions, as applicable, with respect to each proposal considered at the Annual Meeting is as follows:

Proposal No. 1 – Election of Directors

The Company’s stockholders elected three directors to the Company’s Board of Directors (the “Board”), each for a three-year term.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Delbert Christensen	24,805,027	448,860	46,388	5,797,545
Randolph L. Howard	24,846,709	407,178	46,388	5,797,545
Michael A. Jackson	24,812,268	441,458	46,549	5,797,545

Proposal No. 2 – Approval of the Renewable Energy Group Annual Incentive Plan

The proposal to approve the Renewable Energy Group Annual Incentive Plan was approved by the votes of the stockholders of the Company indicated below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
24,948,161	265,549	86,567	5,797,545

Proposal No. 3 – Advisory Vote to Approve the Compensation of Executive Officers

The allocation of votes of the stockholders of the Company for the non-binding advisory vote to approve the compensation of the Company’s named executive officers was a follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
24,997,405	208,793	94,077	5,797,545

Proposal No. 4 - Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved by the votes of the stockholders of the Company indicated below.

FOR	AGAINST	ABSTAIN
29,666,656	1,341,873	89,291

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013

RENEWABLE ENERGY GROUP, INC.

By:	/S/ Chad Stone
Chad Stone
Chief Financial Officer